Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-108780 of Hines Real Estate Investment Trust, Inc. on Form S-11 of our report dated February 24, 2004 on the consolidated financial statements of Hines Real Estate Investment Trust, Inc. and Subsidiary as of December 31, 2003 and for the period from August 5, 2003 to December 31, 2003, our report dated March 29, 2005 on the consolidated financial statements of Hines Real Estate Investment Trust, Inc. and Subsidiary as of December 31, 2004 and 2003, and for the year ended December 31, 2004 and for the period from August 5, 2003 to December 31, 2003 and our report dated March 29, 2005 on the consolidated financial statements of Hines-Sumisei U.S. Core Office Fund, L.P. and Subsidiaries as of December 31, 2004 and 2003 and for the year ended December 31, 2004 and for the period from August 8, 2003 to December 31, 2003, appearing in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
May 19, 2005